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                                                Roebling Financial Corp, Inc.
                                                   Stock Information Center
                                                     761 Delaware Avenue
                                                      Roebling, NJ 08554
                                                       (609) ____-_____
                                              Stock Order and Certification Form
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Deadline:  The Subscription Offering ends at 12:00 Noon, eastern time, on xxxxx,
2004. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Roebling Bank branch, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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(1)  Number of Shares                      (2) Total Payment Due

---------------------- Price Per Share     ----------------------
                          X $10.00 =        $
----------------------                     ----------------------
The minimum purchase is 25 shares. No person may purchase more than 12,500 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 5% of the shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Roebling Financial Corp., MHC, that exceed 5% of the shares outstanding after the conversion. See the Prospectus and the Stock Order Form Instructions.
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Method of Payment
(3) [_] Enclosed is a check, bank draft or money order payable to Roebling Financial Corp, Inc. for $________________.
(4) [_] I authorize Roebling Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Number(s)                                             Amount(s)
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                                                         $
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                                                         $
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                                                         $
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                                   Total Withdrawal      $
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There is NO penalty for early withdrawal.
         --
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(5)  Purchaser Information

o [_] Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Roebling Bank as of March 31, 2003. Enter information in Section 8 for all deposit accounts that you had at Roebling Bank on March 31, 2003.

o [_] Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Roebling Bank as of June 30, 2004 but are not an Eligible Account Holder. Enter information in
          Section 8 for all deposit accounts that you had at Roebling Bank on June 30, 2004.

o [_] Other Member - Check here if you were a depositor of Roebling Bank as of _____________, 2004, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Roebling Bank on __________________.

o [_] Local Community - Natural persons residing in the New Jersey County of Burlington.

o [_] Current Stockholder - Check here if you are a current stockholder of Roebling Financial Corp, Inc. as of _______________ and list the number of shares you own.
          _______________ shares.

o     [_] General Community - Check here if none of the above apply.
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(6)   [_] Check here if you are a director, officer or employee of Roebling Bank or a member of such person's immediate family (same household).
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(7)   [_] NASD Affiliation - see description on reverse side of this form.
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(8)   [_] Please review the preprinted  account  information  listed below.  The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Roebling Bank in the box below. SEE THE STOCK
          ORDER  FORM   INSTRUCTIONS   SHEET  FOR   FURTHER   INFORMATION.   All
          subscription orders are subject to the provisions of the Plan of Conversion and Reorganization (the "Plan of Conversion").
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Additional Qualifying Accounts

Account Title (Names on Accounts)                          Account Number
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Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights (additional space on back of form).
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
(9)  Stock Registration - Please Print Legibly and Fill Out Completely
                                 -----
     (Note: The stock certificate and all  correspondence  related to this stock order will be mailed to the address provided below)
[_] Individual         [_] Uniform Transfers to Minors Act   [_] Partnership
[_] Joint Tenants      [_] Uniform Gift to Minors Act        [_] Individual Retirement Account
[_] Tenants in Common  [_] Corporation                       [_] Fiduciary/Trust (Under Agreement Dated _______)

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Name                                  Social Security or Tax ID
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Name                                  Social Security or Tax ID
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Mailing                                                    Daytime
Address                                                    Telephone
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                                Zip                        Evening
City                State       Code        County         Telephone
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ACKNOWLEDGMENT  By signing below, I acknowledge  receipt of the Prospectus dated
______________, 2004 and understand I may not change or revoke my order once it is received by Roebling Financial Corp, Inc. FEDERAL REGULATIONS PROHIBIT ANY PERSONS FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER PERSON. UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES SOLELY FOR MY ACCOUNT AND THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES. Roebling Financial Corp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item
(2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.
Signature:  THIS  FORM MUST BE  SIGNED  AND DATED  BELOW AND ON THE BACK OF THIS
            --------------------------------------------------------------------
FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND CERTIFICATION  FORM ARE NOT
----
BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
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Signature                                               Date

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Signature                                               Date

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Office Use Only                         Check # _______________ ________________

Date Rec'd _____________/_____________  Ck Amt. _______________ ________________

Batch #___________ - Order #__________   Category ______________________________
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
                         Roebling Financial Corp, Inc.
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Item (7)  continued  - NASD  Affiliation  (this  section  only  applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. You agree, if you have checked the NASD affiliation box to report this subscription in writing to the applicable NASD member within one day of the payment therefor.


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Item (8) continued; Purchaser Information

Account Title (Names on Accounts)                          Account Number
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                               CERTIFICATION FORM
              (This Certification Must Be Signed In Addition to the
                       Stock Order Form On Reverse Side)

     I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY ROEBLING BANK OR BY THE FEDERAL GOVERNMENT.

     If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Robert C. Albanese at (201) 413-1000.

     I further certify that, before purchasing the shares of common stock of Roebling Financial Corp, Inc. I received a copy of the Prospectus dated __________ 2004. The prospectus that I received contains disclosure concerning the common stock of Roebling Financial Corp, Inc. and describes the risks involved in the investment, including the "Risk Factors" beginning on page ______ of the Prospectus:

1. Our planned new branches and administrative center will increase our non-interest expense and are likely to reduce our profitability for some period of time.
2. We intend to continue to increase our origination of commercial and multi-family (five or more units) mortgages and construction and land loans after the offering. These types of loans traditionally involve a higher degree of repayment risk than residential loans.
3. Rising interest rates may hurt our profits and may affect our ability to pay dividends, repurchase stock or undertake other corporate transactions.
4. Increases in market rates of interest are likely to adversely affect our stockholders' equity.
5. Anti-takeover provisions in our certificate of incorporation and regulatory policies of the OTS may deter potential takeovers and reduce the trading price of our stock.
6. We plan to remain independent and you should not invest in our common stock if you are anticipating our sale.
7. The implementation of certain stock-based benefit plans will increase our future compensation expense and may reduce our earnings and dilute stockholder ownership.
8. If we fail to effectively utilize the proceeds from the offering, our profitability could be reduced.
9. Our low return on equity after the conversion may negatively impact the value of our common stock.
10. You may not be able to sell your shares when you desire or for $10.00 or more per share.


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Signature                                               Date

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Signature                                               Date

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(Note: If shares are to be held jointly, both parties must sign)
                                         ----
EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================
Roebling Financial Corp, Inc.                   Stock Order Form Instructions
================================================================================

All subscription orders are subject to the provisions of the Plan of Conversion.
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Items 1 and 2 - Fill in the number of shares that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. No person may purchase more than 12,500 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 5% of the shares sold in the offering. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that, when combined, total more than 5% of the shares to be outstanding after the conversion. For additional information, please see "The Conversion - Limitations on Common Stock Purchases" in the Prospectus, which is incorporated herein by reference. Roebling Financial Corp, Inc. reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Roebling Financial Corp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Roebling Bank's current passbook savings rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Roebling Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Roebling Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal.

Item 5 - Please check the appropriate box if you were:
     a) A depositor with $50.00 or more on deposit at Roebling Bank as of March 31, 2003. Enter information in Section 8 for all deposit accounts that you had at Roebling Bank on March 31, 2003.
     b) A depositor with $50.00 or more on deposit at Roebling Bank as of June 30, 2004, but are not an Eligible Account Holder. Enter information in
          Section 8 for all deposit accounts that you had at Roebling Bank on June 30, 2004.
     c) A depositor at Roebling Bank as of XXXX xx, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Roebling Bank on XXXX xx, 2004.
     d) Current Stockholder of Roebling Financial Corp, Inc. as of XXX xx 2004. Enter the number of shares you own as of XXX, 2004 in the blank space.
     e) Local Community - natural persons residing in the New Jersey County of Burlington.
     f)   General Community.

Item 6 - Please check this box to indicate whether you are a director, officer or employee of Roebling Bank or a member of such person's immediate family.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Roebling Bank in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act, to qualify in the
                               ------------------------------
Subscription Offering the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Roebling Financial Corp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

================================================================================
Roebling Financial Corp, Inc.                   Stock Order Form Instructions
================================================================================

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift To Minors - For residents of many states, including New Jersey, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be
    ------------------------------
held in a similar type of ownership  under the Uniform Gift to Minors Act of the
                                               -------------------------
individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-NJ or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Roebling Bank does not offer a self-directed IRA. Please contact an outside broker if you have any questions about your IRA account and please do not delay in exploring this option.
Registration for IRA's:
               On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
               On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______. Address will be that of the broker / trust department to where the stock certificate will be sent.
               The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
               Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)